AMENDMENT NO. 3 TO PURCHASE AGREEMENT

This amendment no. 3 (the “Amendment”) amends the purchase agreement by and between Billali Mine, LLC and JC Imperial, LLC (collectively, the “Seller”) and Mineral Acquisitions, LLC (“Buyer”) dated on or about January 4, 2019, amended on March 7, 2019, and further amended on January 21, 2020 (collectively referred to as the “Purchase Agreement”), and is dated effective May 1, 2020 (“Effective Date”).

WHEREAS, the Seller and Buyer desire to amend the Purchase Agreement to reflect revised payment terms of the Purchase Agreement;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration including the desire to work together during the COVID-19 pandemic and concurrent economic uncertainty, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Amended and Restated Section 2.B. Section 2.B of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“B. Payment of the Purchase Price. The Total Purchase Price will be paid as follows:

(i)Fifty Thousand Dollars ($50,000) has been paid by Buyer to Seller on or about the Effective Date as noted above.

(ii)Commencing July 1, 2020, and continuing with 19 subsequent payments every 30 days thereafter, Buyer will pay to Seller the sum of Fifty Thousand Dollars ($50,000.00) per period.

(iii)Commencing 30 days after the last payment in (ii) above and continuing with 48 subsequent payments every 30 days thereafter, Buyer will pay to Seller the sum of One Hundred Seventy-Five Thousand Dollars ($175,000.00) per period with 49th and final payment in the amount of One Hundred and Fifty Thousand Dollars ($150,000.00) completing purchase.

(iv)Each payment made hereunder will be allocated Twenty-Five per cent (25%) to the Billali and Seventy-Five percent (75%) to the Jim Crow, Imperial group of mines as previously outlined.”

2.No Other Amendments or Supplements. Except as set forth in Sections 1 and 7 hereof, the Purchase Agreement shall remain in full force and effect as currently in effect.

3.Severability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable, all other provisions of this Amendment shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be effected thereby.